        As filed with the Securities and Exchange Commission on July 3, 1996



                                            Registration No. 33
- - ____________





                                   FORM S-8



                     SECURITIES AND EXCHANGE COMMISSION



           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933





                                 OM GROUP, INC.

          (exact name of registrant as specified in its charter)



          Delaware
52-1736882

(State or other jurisdiction of                    (I.R.S.,
Employer

incorporation or organization)                   Identification
Number)



           3800 Terminal Tower

            Cleveland, Ohio
44113-2204

(Address of principal executive offices)                (Zip
code)





                                OMG AMERICAS, INC.

                          Employees' Profit-Sharing Plan

                             (Full title of the plan)



                                Michael J. Scott

                                    Secretary

                              3800 Terminal Tower

                         Cleveland, Ohio  44113-2204

                   (Name and address of agent for service)



                                 (216)781-0083

         (Telephone number, including area code, of agent for service)





                        Calculation of Registration Fee

- -----------------------------------------------------------------
- -----------

|   Title of    |   Amount   |    Proposed   |     Maximum    |
Amount of   |

|   Securities  |    to be   |    Maximum    |    Aggregate   |
Registration|

|     to be     | Registered |Offering Price |    Offering    |
Fee (2)    |

|   Registered  |	           | Per Share (1) |    Price (1)   |
           |

- -----------------------------------------------------------------
- -----------|

| Common Stock  | 250,000    |    $38 3/4    | $9,687,500.00  |
$3,340.00   |

|$.01 par value |            |               |                |
           |

- -----------------------------------------------------------------
- -----------



(1) Based on the average high and low prices of securities of the same class on the NASDAQ Stock Market on June 28, 1996.



(2) Computed in accordance with Rule 457(h) under the Securities
Act of 1933.

Part II     Information Required In The Registration Statement



Item 3      Incorporation of Documents by Reference



            OM Group, Inc. (the "Company") incorporates by reference into this registration statement the following documents:



            a) The Company's Annual Report on Form 10-K for the year ended

               December 31, 1995.

            b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996.

            c) The description of the Company's Common Stock, $.01 par value,

               contained in the Company's Form S-1 Registration
Statement

               (Registration No. 33-60444) which became effective on October

               12, 1993 (the "Form S-1 Registration Statement").

            d) OMG Americas, Inc. Profit Sharing Plan on Form
11-K for the

               year ended December 31, 1995.



            All documents subsequently filed by the Company pursuant to

            Sections 13(a), 13(c), 14 and 15(d) of the
Securities Exchange Act

            of 1934 (the "Exchange Act"), prior to the filing of a post-

            effective amendment that indicates all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.



Item 4      Description of Securities



            Not applicable.



Item 5      Interests of Named Experts and Counsel



            Not applicable.

Item 6      Indemnification of Directors and Officers



            Section 145 of the General Corporation Law of the
State of

            Delaware ("Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made,

            parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal,
administrative or

            investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding,

            provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal.
A Delaware

            corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions,

            except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty.
Where an officer

            or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses that such officer or director actually and reasonably incurred.



            In accordance with Delaware Law, Article Eighth of the Company's

            Restated Certificate of Incorporation contains a provision limiting the personal liability of the Company's directors for violations of their fiduciary duty. Such provision states that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,

            (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law,
(iii) for a

            violation of Section 174 of the Delaware Law or (iv) for a transaction from which the director derived an improper personal benefit.



            Article Seventh of the Company's Restated
Certificate of

            Incorporation and Article VII of the Company's
By-Laws provide for

            indemnification of the Company's officers and directors to the fullest extent permitted by applicable law.



            The Company maintains insurance policies that insure the Company's directors and officers against certain liabilities which might be incurred by reason of their positions as directors and officers.



Item 7      Exemption from Registration Claimed



            Not applicable.

Item 8      Exhibits



            (4)(a)  Amended and Restated Certificate of
Incorporation of the

                    Company (reference is made to Exhibit (3.1) of the

                    Company's Form S-1 Registration Statement, which exhibit

                    is incorporated herein by reference).



            (4)(b) Credit Agreement dated as of July 6, 1995 between the

                    Company as Borrower and National City Bank as Agent for

                    certain Banks and the associated guarantee of Mooney

                    Chemicals, Inc. (reference is made to
Exhibit (4.2) of the

                    Company's Form 10-K, which Exhibit is
incorporated herein

                    by reference).



            (4)(c)  Note Purchase Agreement dated as of August
30, 1995

                    between the Company and The Mutual Life
Insurance Company

                    of New York, Nationwide Life Insurance
Company and

                    Great-West Life and Annuity Insurance
Company,

                    respectively, and the associated guaranty of

                    Mooney Chemicals, Inc. (reference is made to
Exhibit

                    (10.40) of the Company's Form 10-K, which
Exhibit is

                    incorporated herein by reference).



            (5) Opinion of Squire, Sanders & Dempsey as to the legality of the securities registered.



            (15)    Letter from Ernst & Young LLP regarding
unaudited interim

                    financial information.



            (23)(a) Consent of Ernst & Young LLP.



            (23)(b) Consent of Squire, Sanders & Dempsey
(contained as opinion

                    filed as Exhibit (5)).



            (24)    Powers of Attorney.



            (99)    OMG Americas, Inc. Employees' Profit-Sharing
Plan (the

                    "Plan").



Item 9       Undertakings



             (a) The Company hereby undertakes:



                 (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this

                      registration statement to include any
material

                      information with respect to the plan of
distribution not

                      previously disclosed in this registration statement or

                      any material change to such information in this

                      registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"),
each such

                      post-effective amendment shall be deemed to be a new

                      registration statement relating to the
securities

                      offered therein, and the offering of such securities at

                      that time shall be deemed to be the
initial bona fide

                      offering thereof; and



                 (3) To remove from registration by means of a post effective amendment any of the securities being
registered that

                      remain unsold at the termination of the
offering.



             (b)  The Company hereby undertakes that, for
purposes of

                  determining any liability under the Act, each filing of its annual report pursuant to section 13(a) or
section 15(d) of

                  the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new

                  registration statement relating to the
securities offered

                  therein, and the offering of such securities at that time

                  shall be deemed to be the initial bona fide offering

                  thereof.



             (c) Insofar as indemnification for liabilities arising under the

                  Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange
Commission such

                  indemnification is against public policy as expressed in the

                  Act and is, therefore, unenforceable. In the event that a

                  claim for indemnification against such
liabilities (other

                  than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding)

                  is asserted by such director, officer or controlling person in connection with the securities being
registered, the

                  Company will, unless in the opinion of its counsel the

                  matter has been settled by controlling
precedent, submit to

                  a court of appropriate jurisdiction the
question whether

                  such indemnification by it is against public policy as

                  expressed in the Act and will be governed by the final

                  adjudication of such issue.



             (d) The Company hereby undertakes that it had submitted the Plan and any amendment thereto to the Internal
Revenue Service

                  ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan.

                               SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the third day of

July, 1996.



                             OM GROUP, INC.



                             / s / James P. Mooney

                             ----------------------------

                             James P. Mooney

                             Chairman of the Board and Chief
Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                Title
Date

- ---------                -----
- -----



 / s / James P. Mooney   Chairman of the Board, Chief Executive
July 3, 1996

- ----------------------   Officer and Director

James P. Mooney



/ s / James M. Materna   Chief Financial Officer
July 3, 1996

- ----------------------

James M. Materna



/ s / Eugene Bak         Director
July 3, 1996

- ----------------------

Eugene Bak



/ s / Lee R. Brodeur     Director
July 3, 1996

- -----------------------

Lee R. Brodeur



/ s / William M. LeSuer  Director
July 3, 1996

- -----------------------

William M. LeSuer



/ s / Thomas R. Miklich  Director
July 3, 1996

- -----------------------

Thomas R. Miklich



/ s / John E. Mooney     Director
July 3, 1996

- ------------------------

John E. Mooney



/ s / Markku Toivanen    Director
July 3, 1996

- -------------------------

Markku Toivanen

                                 Exhibit Index










Page in


Registration


Statement


- ------------





(4)(a)*   Amendment and Restated Certificate of Incorporation

          of the Company.



(4)(b)*   Amended and Restated By-Laws of the Company.



(4)(c)*   Form of Common Stock Certificate.



(4)(d)*   Credit Agreement dated as of December 17, 1991 among

          the Company as Borrower and National City Bank as Agent

          for certain Banks and the associated guarantee of

          Mooney Chemicals, Inc.



(4)(e)*   Note Purchase Agreement dated as of August 30, 1995

          between the Company and The Mutual Life Insurance

          Company of New York, Nationwide Life Insurance Company

          and Great-West Life and Annuity Insurance Company,

          respectively, and the associated guaranty of Mooney

          Chemicals, Inc.



(5)       Opinion of Squire, Sanders & Dempsey as to the
legality     8

          of the securities registered.



(15)      Letter from Ernst & Young LLP regarding unaudited
     9

          interim financial information.



(23)(a)   Consent of Ernst & Young LLP.
    10



(23)(b)   Consent of Squire, Sanders & Dempsey (contained in

          Exhibit 5).



(24)      Powers of Attorney.
    11



(99)      OMG Americas, Inc. Employees' Profit-Sharing Plan.





 *  Incorporated herein by reference;  see Item 8

Exhibit (5)







July 3, 1996





OM Group, Inc.

3800 Terminal Tower

Cleveland, Ohio  44113-2204



Re:  Registration Statement on Form S-8



Gentlemen:



Reference is made to your Registration Statement on Form S-8 filed with

Securities and Exchange Commission on July 3, 1996 with respect to 250,000 shares of common stock, $.01 par value ("Common Stock"), of OM
Group, Inc. to

be offered pursuant to OMG Americas, Inc. Employees'
Profit-Sharing Plan (the

"Plan"). We are familiar with the Plan, and we have examined such documents and certificates and considered such matters of law as we deemed necessary for the purpose of this opinion.



Based upon the foregoing, we are of the opinion that the Common
Stock to be

offered pursuant to the Plan, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.



We hereby consent to the filing of this opinion as an exhibit to the

Registration Statement.





                                               Respectfully
submitted,





                                               / s / Squire,
Sanders & Dempsey
- --------------------------------

Exhibit (15)









                         Acknowledgment of Independent
Accountants







Stockholders and Board of Directors

OM Group, Inc.



We are aware of the incorporation by reference in the Registration statement

(Form S-8) pertaining to the OMG Americas, Inc. Employees'
Profit-Sharing Plan

for the registration of 250,000 shares of its common stock of our report dated

May 9, 1996, relating to the unaudited condensed consolidated interim financial statements of OM Group, Inc. which is included in its Form 10-Q for the quarter ended March 31, 1996.



Pursuant to Rule 436(c) under the Securities Act of 1933 our report is not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.











                                                       / s /
Ernst & Young LLP


- ------------------------







 Cleveland, Ohio

June 28, 1996

Exhibit (23)(a) - Consent of Ernst & Young LLP









We consent to the incorporation by reference in the Registration
Statement

(Form S-8) pertaining to the OMG Americas, Inc. Employees'
Profit Sharing Plan

for the registration of 250,000 shares of common stock of our reports (a)

dated January 30, 1996, with respect to the consolidated financial statements of OM Group, Inc. included in its Annual Report (Form 10-K) and
(b) dated May

23, 1996, with respect to the financial statements of the OMG
Americas, Inc.

Employees' Profit Sharing Plan included in the Plan's Annual
Report (Form

11-K), both for the year ended December 31, 1995, filed with the Securities and Exchange Commission.









                                                      / s /
Ernst & Young, LLP
        ------------------------





Cleveland, Ohio

June 28, 1996

Exhibit (24)





                                OMG Americas, Inc.

                         Employees' Profit-Sharing Plan



                             Registration Statement



                       Power of Attorney and Directors





The undersigned, a director or officer of the OM Group, Inc., a Delaware corporation (the "Company"), which anticipates filing with the Securities and

Exchange Commission (the "Commission") under the provisions of the Securities

Act of 1933 (the "Act") a Registration Statement on Form S-8
(together with

any and all subsequent amendments, including post-effective amendments, the

"Registration Statement") for purposes of registering 250,000 shares of Common

Stock with $.01 par value of the Company, to be offered pursuant to the OMG

Americas, Inc. Employees' Profit Sharing Plan, does hereby constitute and appoint James P. Mooney, James M. Materna or Michael J. Scott and any one of

them with full power of substitution and resubstitution, as attorney or attorneys to execute and file on behalf of the undersigned, in his capacity as a director or officer of the Company, the Registration Statement and any and

all applications or other documents to be filed with the Commission pertaining to the Registration Statement or registration contemplated thereby, with full power and authority to do and perform any and all acts and things whatsoever required or necessary to be done in the premises, as fully as to all intents and purposes as he could do if personally present, hereby ratifying and approving the acts of said attorneys and any of them in any such substitution.



Executed at Naples, Florida, this 6th day of February, 1996.





                                                    /s/ James P.
Mooney


- ----------------------



                                                    /s/ Eugene
Bak


- ----------------------



                                                    /s/ Lee R.
Brodeur


- ----------------------



                                                    /s/ William
M. LeSuer


- ----------------------



                                                    /s/ Thomas
R. Miklich


- ----------------------



                                                    /s/ John E.
Mooney


- ----------------------



                                                    /s/ Markku
Toivanen


- ----------------------